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                                                                   EXHIBIT 10.22




                                          February 9, 1996



Mr. Earl Thomas, Managing General Partner
Gold Line Refining, Ltd.
7324 Southwest Freeway, Suite 600
Houston, Texas 77074

         Re:     Proposed Modification of Promissory
                 Note dated as of March 15, 1996

Dear Earl:

         Reference is made to your letter dated February 6, 1996 and to our recent discussions relating to the proposed modification to the promissory note (the "Promissory Note") dated as of March 15, 1995 drawn by Gold Line Refining, Ltd. ("Gold Line") to the order of American International Refinery, Inc. ("AIRI") in the principal amount of One Million Eight Hundred One Thousand Four Hundred Sixty-Four and 13/100 ($1,801,464.13). AIRI is willing to modify the Promissory Note and the Promissory Note shall be deemed modified to read as set forth in Exhibit "A" hereto ("Modified Note") upon the satisfaction by the respective times set forth therein of the conditions set forth below:

         1. Payment by February 29, 1996 pursuant to the terms of the Amended and Restated Lease Agreement effective the 15th day of March 1995 by and between AIRI and Gold Line (the "Lease") of $214,004, representing 1995 property taxes.

         2. Payment of the rental due pursuant to Sections 3.2 and 3.6 of the Lease for the month of January of $125,582 as soon as possible, but in no event later than the end of business on February 20, 1996.

         3. Receipt by Gold Line of April 1996 contract from the DFSC ("DFSC Contract") by no later than March 31, 1996.

         4. Gold Line's execution and delivery of the Modified Note simultaneously with its acknowledgement to this letter.
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Mr. Earl Thomas
February 9, 1996
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                 In partial consideration of the foregoing, Gold Line covenants to process at AIRI's Lake Charles Louisiana refinery all feedstock necessary to satisfy any DFSC contract obtained by it during the term of the Lease, in accordance with the provisions thereof (the "Processing Covenant").

         Snow Becker Krauss, P.C. (the "Escrow Agent") shall hold the Promissory Note and the Modified Note in escrow. Upon satisfaction of the conditions set forth in (1) through (4) above, the Escrow Agent shall release the Promissory Note to Gold Line marked cancelled and the Modified Note to AIRI. If AIRI notifies the Escrow Agent that the conditions set forth above are not satisfied, Escrow Agent shall release the Promissory Note to AIRI and return the Modified Note to Gold Line marked NULL AND VOID. The release of the Promissory Note does not modify, waive or release Gold Line's obligation under its Processing Convenant.

         The execution of this letter agreement does not modify the Lease or any other agreement to which both Gold Line and AIRI, and if applicable, additional persons, are parties.

         If the above accurately sets forth our understanding, pleas acknowledge in the space provided below, at which time this letter agreement shall be binding upon the parties.

                                        Very truly yours,

                                        AMERICAN INTERNATIONAL REFINERY, INC.


                                        By:     /s/ George N. Faris
                                            -------------------------------
                                                    Dr. George N. Faris
                                                    President

Agreed and Accepted:

Gold Line Refining, Ltd.

By:  /s/ Earl Thomas
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         Earl Thomas
         Managing General Partner

With respect to Acting as Escrow Agent:


Snow Becker Krauss, P.C.

By:
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